Exhibit 99.2

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2017

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2017

table of contents

Page

INDEPENDENT AUDITOR’S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets	2
Consolidated statements of income	3
Consolidated statements of comprehensive income	4
Consolidated statements of stockholders’ equity	5
Consolidated statements of cash flows	6
Notes to consolidated financial statements	7-39

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Southwest Banc Shares, Inc.

Chatom, Alabama

We have audited the accompanying consolidated financial statements of Southwest Banc Shares, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwest Banc Shares, Inc. and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

Birmingham, Alabama

February 21, 2018

2000 SOUTHBRIDGE PARKWAY, SUITE 501 • BIRMINGHAM, AL 35209 • 205-445-2880 • 888-277-0020 • FAX 205-445-2940 • www.mjcpa.com

Members of The American Institute of Certified Public Accountants

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

	2017	2016

Assets
Cash and due from banks	$7,049,202	$5,867,686
Interest-bearing deposits in banks	1,910,404	680,318
Federal funds sold	18,336,115	9,773,453
Total cash and cash equivalents	27,295,721	16,321,457

Available for sale securities	76,884,140	67,789,254
Restricted equity securities	940,700	1,123,200
Loans held for sale	-	1,299,013

Loans	281,244,605	277,032,661
Less allowance for loan losses	3,425,446	3,092,153
Loans, net	277,819,159	273,940,508

Premises and equipment, net	9,502,558	7,466,416
Other real estate owned	258,400	485,100
Accrued interest receivable	1,251,277	1,214,380
Cash surrender value of life insurance	5,860,240	5,929,988
Other assets	749,074	958,560

Total assets	$400,561,269	$376,527,876

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing	$68,073,057	$56,933,839
Interest-bearing	286,058,960	270,745,523
Total deposits	354,132,017	327,679,362
Other borrowings	6,858,334	12,558,334
Accrued interest payable	129,472	163,015
Accured expenses and other liabilities	2,707,145	2,502,639
Total liabilities	363,826,968	342,903,350

Commitments and contingencies

Stockholders' equity:
Common stock, $.10 par value; 3,000,000 shares authorized; 71,411 and 71,317 shares issued and outstanding, respectively	7,141	7,132
Additional paid-in capital	2,118,825	2,075,032
Retained earnings	35,026,193	32,804,883
Accumulated other comprehensive loss	(417,858)	(1,262,521)
Total stockholders' equity	36,734,301	33,624,526

Total liabilities and stockholders' equity	$400,561,269	$376,527,876

See Notes to Consolidated Financial Statements.

2

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017	2016	2015
Interest and dividend income:
Loans, including fees	$14,074,559	$13,166,807	$12,443,617
Taxable investment securities	943,674	1,009,709	1,194,907
Nontaxable investment securities	859,889	780,000	735,200
Federal funds sold	124,147	19,257	15,062
Deposits in banks	18,948	3,472	692
Total interest and dividend income	16,021,217	14,979,245	14,389,478

Interest expense:
Deposits	1,672,630	1,458,751	1,270,142
Other borrowings	258,812	363,744	381,554
Total interest expense	1,931,442	1,822,495	1,651,696

Net interest income	14,089,775	13,156,750	12,737,782
Provision for loan losses	517,626	303,342	396,000
Net interest income after provision for loan losses	13,572,149	12,853,408	12,341,782

Non-interest income:
Service charges on deposit accounts	1,309,976	1,305,390	1,333,672
Net realized gains on sales of securities	-	205,149	117,671
Mortgage loan orgination income	625,892	488,092	277,956
Other income	1,181,634	1,160,787	1,031,350
Total non-interest income	3,117,502	3,159,418	2,760,649

Non-interest expenses:
Salaries and employee benefits	7,336,518	6,872,060	6,494,817
Occupancy and equipment expenses	1,471,539	1,657,718	1,692,961
Net other real estate owned losses and expenses	67,345	157,487	144,823
Merger-related expenses	334,377	-	-
Other expenses	3,617,739	3,516,860	3,639,483
Total non-interest expenses	12,827,518	12,204,125	11,972,084

Income before income taxes	3,862,133	3,808,701	3,130,347

Income tax expense	178,990	163,862	97,205

Net income	$3,683,143	$3,644,839	$3,033,142

Basic earnings per common share	$51.64	$51.13	$42.55
Diluted earnings per common share	$51.60	$51.11	$42.53
Cash dividends per common share	$20.50	$17.00	$12.27

See Notes to Consolidated Financial Statements.

3

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017	2016	2015

Net income	$3,683,143	$3,644,839	$3,033,142

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale arising during the period, net of tax (benefit) of $58,720, ($102,358) and $40,444, respectively	844,663	(1,472,381)	581,766

Reclassification adjustment for gains realized in net income, net of tax of $0, $13,335 and $7,649, respectively	-	(191,814)	(110,022)

Other comprehensive income (loss)	844,663	(1,664,195)	471,744

Comprehensive income	$4,527,806	$1,980,644	$3,504,886

See Notes to Consolidated Financial Statements.

4

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-In	Retained	Comprehensive	Stockholders'
	Shares	Par Value	Capital	Earnings	Income (Loss)	Equity

Balance, December 31, 2014	71,288	$7,129	$2,061,907	$28,213,484	$(70,070)	$30,212,450
Net income	-	-	-	3,033,142	-	3,033,142
Other comprehensive income	-	-	-	-	471,744	471,744
Cash dividends paid	-	-	-	(874,704)	-	(874,704)
Balance, December 31, 2015	71,288	7,129	2,061,907	30,371,922	401,674	32,842,632
Net income	-	-	-	3,644,839	-	3,644,839
Issuance of common stock	31	3	13,135	-	-	13,138
Repurchase and retirement of common stock	(2)	-	(10)	-	-	(10)
Other comprehensive loss	-	-	-	-	(1,664,195)	(1,664,195)
Cash dividends paid	-	-	-	(1,211,878)	-	(1,211,878)
Balance, December 31, 2016	71,317	7,132	2,075,032	32,804,883	(1,262,521)	33,624,526
Net income	-	-	-	3,683,143	-	3,683,143
Issuance of common stock	94	9	43,793	-	-	43,802
Other comprehensive income	-	-	-	-	844,663	844,663
Cash dividends paid	-	-	-	(1,461,833)	-	(1,461,833)
Balance, December 31, 2017	71,411	$7,141	$2,118,825	$35,026,193	$(417,858)	$36,734,301

See Notes to Consolidated Financial Statements.

5

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017	2016	2015
OPERATING ACTIVITIES
Net income	$3,683,143	$3,644,839	$3,033,142
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	517,626	303,342	396,000
Net amortization of securities	570,920	539,659	366,520
Depreciation	586,820	589,974	531,253
Deferred income taxes	(18,977)	1,643	30,045
Net realized gains on sales of securities	-	(205,149)	(117,671)
Net (gain) loss on sales of other real estate owned	(21,090)	13,785	25,232
Write downs of other real estate owned	44,500	63,632	26,286
Net (increase) decrease in loans held for sale	1,299,013	(882,301)	(416,712)
Increase in cash surrender value of life insurance	(183,153)	(162,945)	(158,532)
Increase in interest receivable	(36,897)	(32,932)	(83,591)
Increase (decrease) in interest payable	(33,543)	11,758	(12,947)
Net other operating activities	419,316	259,971	(160,995)

Net cash provided by operating activities	6,827,678	4,145,276	3,458,030

INVESTING ACTIVITIES
Purchase of available for sale securities	(14,748,463)	(18,697,699)	(20,196,493)
Proceeds from sales of available for sale securities	-	13,013,226	7,309,198
Proceeds from calls, prepayments and maturities of available for sale securities	5,986,039	9,872,267	7,302,814
Proceeds from calls, prepayments and maturities of held to maturity securities	-	-	349,399
Net (purchases) redemption of restricted equity securities	182,500	229,700	(8,300)
Net increase in loans	(4,635,677)	(31,966,110)	(15,965,878)
Purchase of premises and equipment	(2,624,226)	(626,434)	(490,871)
Capitalized improvements to other real estate owned	-	(2,193)	(192,193)
Proceeds from sale of other real estate owned	442,690	787,628	763,975
Proceeds from life insurance policies	252,901	-	-

Net cash used in investing activities	(15,144,236)	(27,389,615)	(21,128,349)

FINANCING ACTIVITIES
Net increase in deposits	26,452,655	37,959,660	20,655,091
Advances of other borrowings	5,000,000	-	5,000,000
Repayment on other borrowings	(10,700,000)	(5,700,000)	(5,700,000)
Repurchase and retirement of common stock	-	(10)	-
Distributions to stockholders	(1,461,833)	(1,211,878)	(874,704)

Net cash provided by financing activities	19,290,822	31,047,772	19,080,387

Net increase in cash and cash equivalents	10,974,264	7,803,433	1,410,068

Cash and cash equivalents at beginning of year	16,321,457	8,518,024	7,107,956

Cash and cash equivalents at end of year	$27,295,721	$16,321,457	$8,518,024

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$1,964,985	$1,810,737	$1,664,643
Income taxes	$148,074	$63,353	$118,349

NONCASH TRANSACTIONS
Loans transferred to other real estate owned	$239,400	$375,500	$1,194,929
Common stock issued in connection with executive compensation plan	$43,802	$13,138	$-

See Notes to Consolidated Financial Statements.

6

SOUTHWEST BANC SHARES, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Southwest Banc Shares, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, First Community Bank (the “Bank”). The Bank is a commercial bank headquartered in Chatom, Alabama with its executive offices located in Mobile, Alabama. The Bank operates branch offices throughout the Southwest Alabama region. The Bank provides a full range of banking services in its primary market area of Southwest Alabama.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Community Bank, and its wholly-owned subsidiary, West Alabama Insurance Market, Inc. Significant intercompany transactions and balances are eliminated in consolidation.

In preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of debt securities and financial instruments, impaired loans, other real estate owned, and deferred tax assets.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its borrower’s ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through February 21, 2018, the date these financial statements were available to be issued and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.

7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash, Cash Equivalents and Cash Flows

For purposes of reporting consolidated cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in banks and federal funds sold. Cash flows from loans held for sale, loans, deposits and restricted equity securities are reported net.

The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

The Bank is required to maintain reserve balances in cash or on deposit with a correspondent bank for the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $1,457,000 and $2,777,000 at December 31, 2017 and 2016, respectively.

Securities

All debt securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the settlement date and are determined using the specific identification method.

The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss that has occurred in the security. If management does not intend to sell the security and it is more likely than not that they will not have to sell the security before recovery of the cost basis, management will recognize the credit component of an other-than-temporary impairment of a debt security, if any, in earnings and the remaining portion in other comprehensive income (loss).

Restricted Equity Securities

The Company as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB based upon its assets or outstanding advances. The Company has also purchased stock in First National Banker’s Bankshares, Inc. (FNBB), its primary correspondent bank, and Central Alabama Title Center, LLC. The securities are carried at cost as no readily available market exists. Management reviews for impairment based on the ultimate recoverability of the cost basis in these securities.

Loans Held For Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value (LOCOM). For loans carried at LOCOM, gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income upon sale of the loan. The estimated fair value of loans held for sale is based on independent third party quoted prices.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees and certain direct origination costs are recognized at the time the loan is placed on the books.

8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance, unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified at the borrower’s request, and is outside the normal terms of that type of credit, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not generally classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Troubled Debt Restructurings

The Company designates loan modifications as troubled debt restructurings (TDRs) when for economic and legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Company considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the borrower is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the borrower has declared or is in the process of declaring bankruptcy and (iv) the borrower’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

The Company considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Company include the borrower’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Company would generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan.

9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Troubled Debt Restructurings (Continued)

TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Company typically classifies these restructurings as nonaccrual.

In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower’s current and future capacity and willingness to pay. Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

Loans structured as a TDR are reported as such for financial reporting purposes until the loan has paid off or is renewed at market terms and the borrower proves financial strength.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Company obtains updated valuations on impaired loans generally on an annual basis. The general component covers non-impaired loans. In determining the appropriate level of allowance, management uses information to disaggregate the loan portfolio segments into loan pools with common risk characteristics.

The Company’s loan pools include construction and land development loans, commercial real estate loans, residential real estate loans, other real estate loans, commercial loans, and consumer loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) changes in the experience of lending personnel and (7) effectiveness of the Company’s loan policies, procedures and internal controls. The total allowance established for each loan pool represents the product of the historical loss ratio, adjusted for qualitative risk factors, and the total dollar amount of the loans in the pool.

10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less estimated cost to sell. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and any subsequent adjustments to the carrying value are expensed. Any gains and losses realized at the time of disposal are reflected in income.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter as shown in the table below. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are reflected in income.

Years

Buildings	15-40
Furniture and equipment	3-10

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Company has elected to be taxed as an S corporation for federal income tax purposes. Under the provisions of the Internal Revenue Code, an S corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Consequently, the Company does not recognize income tax expense or any deferred income taxes for federal purposes. At December 31, 2017 and 2016, the Company’s federal tax basis exceeded its net assets by approximately $3,749,000 and $3,457,000, respectively.

The Company continues to be subject to state income tax in the form of financial institution excise tax in the State of Alabama, as this state does not recognize financial institutions as S corporations for income tax purposes. Consequently, income tax expense consists of state income taxes. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding and potential common shares using the treasury stock method. Potential common shares consist of unvested restricted stock.

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.

	Years Ended December 31,
	2017	2016	2015
Weighted-average common shares outstanding	71,317	71,287	71,288
Net income	$3,683,143	$3,644,839	$3,033,142
Basic earnings per share	$51.64	$51.13	$42.55

Weighted-average common shares outstanding
Dilutive effects of assumed conversions of potential common shares	61	26	21
Weighted-average common and dilutive potential common shares outstanding	71,378	71,313	71,309
Net income	$3,683,143	$3,644,839	$3,033,142
Diluted earnings per share	$51.60	$51.11	$42.53

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 13. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Segment Reporting

ASC Topic 280 “Segment Reporting,” provides for the identification of reportable segments on the basis of distinct business units and their financial information to the extent such units are reviewed by an entity’s chief decision maker (which can be an individual or group of management persons). ASC Topic 280 permits aggregation or combination of segments that have similar characteristics. In the Company’s operations, each bank branch is viewed by management as being a separately identifiable business or segment from the perspective of monitoring performance and allocation of financial resources. Although the branches operate independently and are managed and monitored separately, each is substantially similar in terms of business focus, type of customers, products, and services. Accordingly, the Company’s consolidated financial statements reflect the presentation of segment information on an aggregated basis in one reportable segment.

Reclassifications

Certain 2016 and 2015 amounts have been reclassified to conform to the presentation used in 2017. These reclassifications had no material effect on the operations, financial condition or cash flows of the Company.

NOTE 2.	SECURITIES

The amortized cost and fair value of securities are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
December 31, 2017:
U.S. Government sponsored agency securities	$19,124,840	$33,564	$(342,147)	$18,816,257
State and municipal securities	38,219,958	383,011	(338,542)	38,264,427
Mortgage-backed securities	19,986,249	43,696	(226,489)	19,803,456
	$77,331,047	$460,271	$(907,178)	$76,884,140
December 31, 2016:
U.S. Government sponsored agency securities	$17,880,182	$7,310	$(437,761)	$17,449,731
State and municipal securities	35,807,068	190,766	(854,526)	35,143,308
Mortgage-backed securities	15,452,294	47,898	(303,977)	15,196,215
	$69,139,544	$245,974	$(1,596,264)	$67,789,254

At December 31, 2017 and 2016, securities with carrying values of approximately $38,626,000 and $38,623,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

13

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

The amortized cost and fair value of securities as of December 31, 2017 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity class in the following summary:

	Securities Available for Sale
	Amortized Cost	Fair Value

Due in one year or less	$-	$-
Due from one to five years	8,117,442	8,090,717
Due from five to ten years	11,921,862	11,802,604
Due after ten years	37,305,494	37,187,363
Mortgage-backed securities	19,986,249	19,803,456
	$77,331,047	$76,884,140

Gains and losses on sales of securities available for sale consist of the following:

	Years Ended December 31,
	2017	2016	2015

Gross gains on sales	$-	$205,149	$149,690
Gross losses on sales	-	-	(32,019)
Net realized gains	$-	$205,149	$117,671

Restricted equity securities are reported at cost and consist of the following:

	December 31,
	2017	2016

Federal Home Loan Bank of Atlanta	$551,400	$733,900
First National Banker’s Bankshares, Inc.	364,300	364,300
Central Alabama Title Center, LLC	25,000	25,000
	$940,700	$1,123,200

Temporarily Impaired Securities

The following table shows the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2017 and 2016.

Securities that have been in a continuous unrealized loss position are as follows:

	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2017:
U.S Government sponsored agency securities	$(141,874)	$6,052,488	$(200,273)	$9,604,605	$(342,147)
State and municipal securities	(49,802)	5,594,629	(288,740)	6,771,350	(338,542)
Mortgage-backed securities	(101,917)	12,273,974	(124,572)	4,184,933	(226,489)
Total securities	$(293,593)	$23,921,091	$(613,585)	$20,560,888	$(907,178)

14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

Temporarily Impaired Securities (Continued)

	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2016:
U.S Government sponsored agency securities	$(414,549)	$15,653,824	$(23,212)	$991,971	$(437,761)
State and municipal securities	(854,526)	20,862,260	-	-	(854,526)
Mortgage-backed securities	(302,694)	10,823,361	(1,283)	1,723,609	(303,977)
Total securities	$(1,571,769)	$47,339,445	$(24,495)	$2,715,580	$(1,596,264)

The unrealized loss on the above fifty-nine securities as of December 31, 2017 was caused by interest rate changes and other temporary market influences. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2017.

Other-Than-Temporary Impairment

Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Inputs included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. There were no impairment charges recognized on securities for the years ended December 31, 2017, 2016 and 2015.

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES

Portfolio Segments and Classes

The composition of loans, excluding loans held for sale, is summarized as follows:

	December 31,
	2017	2016
Real estate mortgages:
Construction and land development	$29,737,738	$29,723,564
1-4 family	53,357,680	48,792,278
Home equity lines of credit	14,886,550	14,689,869
Commercial	101,884,996	104,458,852
Other	15,157,462	12,902,056
Commercial	53,749,540	53,614,585
Consumer and other	12,470,639	12,851,457
	281,244,605	277,032,661
Allowance for loan losses	(3,425,446)	(3,092,153)
Loans, net	$277,819,159	$273,940,508

15

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Portfolio Segments and Classes (Continued)

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1-4 family, home equity lines of credit, commercial, and other. The portfolio segments of non-real estate commercial loans and consumer loans have not been further segregated by class.

The following describe risk characteristics relevant to each of the portfolio segments:

Real Estate - As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Construction and land development loans are repaid through cash flow related to the operation, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•	1-4 family loans and home equity lines of credit are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•	Commercial loans include owner-occupied commercial real estate loans and loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the business. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

•	Other real estate mortgage loans include real estate loans secured by farmland, multi-family housing and other real estate. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial - The non-real estate commercial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.

Consumer - The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk Management

Credit Administration and the Special Assets Officer are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

16

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management (Continued)

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan Review and Credit Administration establish a timely schedule and scope for loan reviews to include new and renewed loans, all loans that are 15 days or greater past due and all adversely classified and nonaccrual loans. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the Special Assets Officer.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and the Directors Loan Committee.

The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

•	Pass - includes obligations where the probability of default is considered low.

•	Special Mention - includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

•	Substandard - includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•	Doubtful - includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined.

•	Loss - includes obligations incapable of repayment. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in the Company’s portfolio as of December 31, 2017 and 2016.

17

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management (Continued)

The following tables present credit quality indicators as described above for the loan portfolio segments and classes as of December 31, 2017 and 2016.

	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in Thousands)
December 31, 2017
Real estate mortgages:
Construction and land development	$28,232	$735	$771	$-	$29,738
1-4 family	51,224	1,431	703	-	53,358
Home equity lines of credit	14,246	414	227	-	14,887
Commercial	97,836	866	3,183	-	101,885
Other	14,995	-	162	-	15,157
Commercial	47,938	3,249	2,562	-	53,749
Consumer and other	12,162	20	289	-	12,471
Total:	$266,633	$6,715	$7,897	$-	$281,245

December 31, 2016
Real estate mortgages:
Construction and land development	$28,388	$271	$1,065	$-	$29,724
1-4 family	46,155	1,547	1,090	-	48,792
Home equity lines of credit	13,755	473	402	60	14,690
Commercial	98,815	2,313	3,331	-	104,459
Other	12,834	-	68	-	12,902
Commercial	46,981	4,392	2,242	-	53,615
Consumer and other	12,521	8	322	-	12,851
Total:	$259,449	$9,004	$8,520	$60	$277,033

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans by portfolio segment and class as of December 31, 2017 and 2016:

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(Dollars in Thousands)
December 31, 2017
Real estate mortgages:
Construction and land development	$29,738	$-	$-	$-	$-	$-	$29,738
1-4 family	52,558	89	105	-	194	606	53,358
Home equity lines of credit	14,725	21	-	28	49	113	14,887
Commercial	99,794	-	-	25	25	2,066	101,885
Other	15,151	-	-	-	-	6	15,157
Commercial	51,713	72	35	-	107	1,929	53,749
Consumer and other	12,183	10	16	-	26	262	12,471
Total:	$275,862	$192	$156	$53	$401	$4,982	$281,245

18

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Past Due Loans (Continued)

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(Dollars in Thousands)
December 31, 2016
Real estate mortgages:
Construction and land development	$29,724	$-	$-	$-	$-	$-	$29,724
1-4 family	47,739	159	28	-	187	866	48,792
Home equity lines of credit	14,345	-	-	-	-	345	14,690
Commercial	102,385	-	-	53	53	2,021	104,459
Other	12,863	-	-	-	-	39	12,902
Commercial	51,368	65	20	-	85	2,162	53,615
Consumer and other	12,526	27	-	6	33	292	12,851
Total:	$270,950	$251	$48	$59	$358	$5,725	$277,033

Allowance for Loan Losses

Activity in the allowance for loan losses is summarized below:

	Years Ended December 31,
	2017	2016	2015

Balance, beginning of year	$3,092,153	$2,964,262	$2,871,961
Provision for loan loss	517,626	303,342	396,000
Loans charged off	(267,327)	(255,317)	(442,726)
Recoveries of loans previously charged off	82,994	79,866	139,027
Balance, end of year	$3,425,446	$3,092,153	$2,964,262

The following tables further detail the change in the allowance for loan losses for the years ended December 31, 2017, 2016 and 2015 by portfolio segment. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Real Estate	Commercial	Consumer	Total
	(Dollars in Thousands)
December 31, 2017
Allowance for loan losses:
Balance, beginning of year	$1,859	$1,036	$197	$3,092
Provision (credit) for loan losses	464	77	(24)	517
Loans charged off	(54)	(130)	(83)	(267)
Recoveries of loans previously charged off	57	-	26	83
Balance, end of year	$2,326	$983	$116	$3,425

Ending balance: individually evaluated for impairment	$895	$685	$51	$1,631
Ending balance: collectively evaluated for impairment	1,431	298	65	1,794
Total ending balance	$2,326	$983	$116	$3,425

Loans:
Ending balance: individually evaluated for impairment	$4,715	$2,017	$289	$7,021
Ending balance: collectively evaluated for impairment	210,310	51,732	12,182	274,224
Total ending balance	$215,025	$53,749	$12,471	$281,245

19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Loan Losses (Continued)

	Real Estate	Commercial	Consumer	Total
	(Dollars in Thousands)
December 31, 2016
Allowance for loan losses:
Balance, beginning of year	$1,859	$1,023	$82	$2,964
Provision for loan losses	48	84	171	303
Loans charged off	(102)	(71)	(82)	(255)
Recoveries of loans previously charged off	54	-	26	80
Balance, end of year	$1,859	$1,036	$197	$3,092

Ending balance: individually evaluated for impairment	$751	$695	$31	$1,477
Ending balance: collectively evaluated for impairment	1,108	341	166	1,615
Total ending balance	$1,859	$1,036	$197	$3,092

Loans:
Ending balance: individually evaluated for impairment	$4,986	$2,716	$459	$8,161
Ending balance: collectively evaluated for impairment	205,581	50,899	12,392	268,872
Total ending balance	$210,567	$53,615	$12,851	$277,033

December 31, 2015
Allowance for loan losses:
Balance, beginning of year	$1,969	$794	$109	$2,872
Provision for loan losses	191	182	23	396
Loans charged off	(352)	(12)	(79)	(443)
Recoveries of loans previously charged off	51	59	29	139
Balance, end of year	$1,859	$1,023	$82	$2,964

Ending balance: individually evaluated for impairment	$795	$761	$40	$1,596
Ending balance: collectively evaluated for impairment	1,064	262	42	1,368
Total ending balance	$1,859	$1,023	$82	$2,964

Loans:
Ending balance: individually evaluated for impairment	$6,052	$2,489	$354	$8,895
Ending balance: collectively evaluated for impairment	189,149	36,738	10,835	236,722
Total ending balance	$195,201	$39,227	$11,189	$245,617

20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail the Company’s impaired loans, by portfolio segment and class as of December 31, 2017, 2016 and 2015:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
December 31, 2017
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$746	$746	$-	$760	$43
1-4 family	576	576	-	598	7
Home equity lines of credit	113	113	-	115	-
Commercial	2,018	2,018	-	2,083	40
Other	6	6	-	7	-
Commercial	-	-	-	-	-
Consumer and other	-	-	-	-	-
Total with no allowance recorded:	3,459	3,459	-	3,563	90

With an allowance recorded:
Real estate mortgages:
Construction and land development	25	25	17	92	8
1-4 family	101	101	101	110	-
Home equity lines of credit	-	-	-	-	-
Commercial	1,130	1,130	777	1,139	25
Other	-	-	-	-	-
Commercial	2,017	2,017	685	2,115	1
Consumer and other	289	289	51	301	-
Total with an allowance recorded:	3,562	3,562	1,631	3,757	34
Total Impaired Loans:	$7,021	$7,021	$1,631	$7,320	$124

December 31, 2016
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$784	$784	$-	$794	$46
1-4 family	427	427	-	414	9
Home equity lines of credit	61	61	-	64	-
Commercial	1,459	1,459	-	1,442	18
Other	8	8	-	9	-
Commercial	467	467	-	455	19
Consumer and other	428	428	-	444	-
Total with no allowance recorded:	3,634	3,634	-	3,622	92

With an allowance recorded:
Real estate mortgages:
Construction and land development	281	281	26	299	19
1-4 family	526	526	81	549	2
Home equity lines of credit	285	285	40	190	2
Commercial	1,124	1,124	573	1,094	28
Other	31	31	31	36	-
Commercial	2,249	2,249	695	2,334	2
Consumer and other	31	31	31	33	-
Total with an allowance recorded:	4,527	4,527	1,477	4,535	53
Total Impaired Loans:	$8,161	$8,161	$1,477	$8,157	$145

21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
December 31, 2015
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$813	$813	$-	$1,702	$10
1-4 family	772	772	-	670	6
Home equity lines of credit	-	-	-	30	-
Commercial	1,815	1,815	-	1,238	29
Other	-	-	-	151	-
Commercial	-	-	-	101	-
Consumer and other	33	33	-	25	-
Total with no allowance recorded:	3,433	3,433	-	3,917	45

With an allowance recorded:
Real estate mortgages:
Construction and land development	655	655	297	664	33
1-4 family	626	626	132	902	30
Home equity lines of credit	184	184	73	160	7
Commercial	1,187	1,187	293	1,274	30
Other	-	-	-	86	-
Commercial	2,489	2,489	761	2,877	-
Consumer and other	321	321	40	333	-
Total with an allowance recorded:	5,462	5,462	1,596	6,296	100

Total Impaired Loans:	$8,895	$8,895	$1,596	$10,213	$145

Troubled Debt Restructurings

At December 31, 2017 and 2016, impaired loans included loans that were classified as Troubled Debt Restructurings (TDRs). The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.

As of December 31, 2017 and 2016, the Company had $1,236,205 and $1,092,537, respectively, in loans considered TDRs that are not on nonaccrual status. Of the nonaccrual loans at December 31, 2017 and 2016, $2,015,396 and $2,105,164, respectively, were classified as TDRs. A loan is placed back on accrual status when both principal and interest are current and it is probable that the Company will be able to collect all amounts due (both principal and interest) according to the terms of the restructured loan agreement.

22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Troubled Debt Restructurings

The following tables summarize the loans that were modified as a TDR during the years ended December 31, 2017, 2016 and 2015 and were in compliance with the modified terms:

	Troubled Debt Restructurings
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Impact on the Allowance for Loan Losses
		(Dollars in Thousands)
December 31, 2017
Real estate mortgages:
Construction and land development	-	$-	$-	$-
1-4 family	1	90	90	-
Home equity lines of credit	-	-	-	-
Commercial	2	558	558	-
Other	-	-	-	-
Commercial	-	-	-	-
Consumer and other	-	-	-	-
Total	3	$648	$648	$-

December 31, 2016
Real estate mortgages:
Construction and land development	-	$-	$-	$-
1-4 family	1	73	73	-
Home equity lines of credit	-	-	-	-
Commercial	-	-	-	-
Other	-	-	-	-
Commercial	-	-	-	-
Consumer and other	-	-	-	-
Total	1	$73	$73	$-

December 31, 2015
Real estate mortgages:
Construction and land development	1	$115	$115	$48
1-4 family	-	-	-	-
Home equity lines of credit	-	-	-	-
Commercial	1	336	336	47
Other	-	-	-	-
Commercial	-	-	-	-
Consumer and other	1	5	5	2
Total	3	$456	$456	$97

During 2017, 2016 and 2015, no troubled debt restructurings subsequently defaulted from their modified terms.

23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Related Party Loans

In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2017 is as follows:

Balance, beginning of year	$1,835,467
Advances	468,400
Repayments	(309,218)
Change in related parties	(24,801)
Balance, end of year	$1,969,848

NOTE 4.	OTHER REAL ESTATE OWNED

A summary of other real estate owned is presented as follows:

	Years Ended December 31,
	2017	2016	2015

Balance, beginning of year	$485,100	$972,452	$400,823
Transfers in from loans	239,400	375,500	1,194,929
Capitalized improvements	-	2,193	192,193
Sales proceeds	(442,690)	(787,628)	(763,975)
Net gain (loss) on sales of other real estate	21,090	(13,785)	(25,232)
Direct write-down for valuation losses	(44,500)	(63,632)	(26,286)
Balance, end of year	$258,400	$485,100	$972,452

Other real estate owned by type is as follows:

	December 31,
	2017	2016	2015

Construction and land development real estate	$103,000	$115,500	$249,543
Residential real estate	27,400	209,600	233,877
Commercial real estate	128,000	160,000	489,032
	$258,400	$485,100	$972,452

Expenses related to other real estate owned include the following:

	Years Ended December 31,
	2017	2016	2015

Net (gain) loss on sales of other real estate	$(21,090)	$13,785	$25,232
Direct write down for valuation losses	44,500	63,632	26,286
Operating expenses, net of rental income	43,935	80,070	93,305
	$67,345	$157,487	$144,823

24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.	PREMISES AND EQUIPMENT

A summary of premises and equipment is as follows:

	December 31,
	2017	2016

Land	$3,002,642	$2,136,642
Buildings and improvements	10,538,889	8,993,094
Furniture, fixtures, and equipment	4,638,463	4,554,551
Automobiles	68,602	114,091
	18,248,596	15,798,378
Accumulated depreciation	(8,746,038)	(8,331,962)
	$9,502,558	$7,466,416

Depreciation expense for the years ended December 31, 2017, 2016 and 2015 amounted to $586,820, $589,974 and $531,253, respectively.

Leases

The Company leases banking facilities under operating leases expiring in March 2019. Management has reviewed the terms of the leases and determined that the leases qualify as operating leases. Lease expense, net of rental income, as well as other month-to-month leases, totaled $10,691, $208,157 and $203,663 for the years ended December 31, 2017, 2016 and 2015, respectively. During 2017, the Company acquired a branch facility previously leased under an operating lease agreement for approximately $2,400,000. Associated with the previous lease agreement was a deferred lease liability totaling $143,654 that was recorded in other liabilities. Upon acquisition of the branch facility, the deferred lease liability was reversed against lease expense in the consolidated statements of income.

NOTE 6.	DEPOSITS

The aggregate amount of time deposits in denominations of $250,000 or more at December 31, 2017 and 2016 was $21,488,410 and $20,117,522, respectively. Brokered deposits totaled $6,105,167 and $5,812,980 as of December 31, 2017 and 2016 respectively. The scheduled maturities of time deposits at December 31, 2017 are as follows:

2018	$55,328,150
2019	22,935,485
2020	6,535,209
2021	10,173,331
2022	3,865,432
$98,837,607

At December 31, 2017 and 2016, overdraft demand and savings deposits reclassified to loans totaled $80,992 and $68,021, respectively.

25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.	OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2017	2016
Advance from Federal Home Loan Bank with interest at a fixed rate of 1.61% at December 31, 2017; due on May 30, 2018.	$5,000,000	$-
Advance from Federal Home Loan Bank with interest at a variable rate (3.05% at December 31, 2016) due on November 30, 2017.	-	5,000,000
Advance from Federal Home Loan Bank with interest at a variable rate (2.34% at December 31, 2016) due on January 24, 2018; repaid on April 20, 2017.	-	5,000,000
Note payable to a commercial bank with a variable rate of interest; interest is payable quarterly and principal is paid annually.	1,858,334	2,558,334
	$6,858,334	$12,558,334

The advances from the Federal Home Loan Bank of Atlanta are secured by a blanket floating lien on qualifying residential first mortgages of approximately $27,391,000 as of December 31, 2017. The Company has total available advances of approximately $22,391,000 as a result of the excess collateral position under the above arrangements as of December 31, 2017.

The note payable has been advanced under two separate lines of credit both of which mature on September 9, 2020. The first line in the original amount of $2,500,000 is to be repaid in ten equal annual installments beginning in September 2011 and bears interest at the 30-day LIBOR plus 170 basis points (3.06% as of December 31, 2017). The second line in the original amount of $4,500,000 is to be repaid in ten equal annual installments beginning in September 2011 and bears interest at the Prime rate less 50 basis points (4.00% as of December 31, 2017). The note payable is secured by 80,000 shares of the Bank’s common stock and all real and personal property of the Company and its subsidiary. The Company is subject to financial covenants, of which they were in compliance at December 31, 2017.

At December 31, 2017, the scheduled maturities of other borrowings are as follows:

2018	$5,700,000
2019	700,000
2020	458,334
$6,858,334

At December 31, 2017, the Company has accommodations which allow the purchase of federal funds from several correspondent banks on an overnight basis at prevailing overnight market rates. These accommodations are subject to various restrictions as to their term and availability, and in most cases, must be repaid in less than a month. At December 31, 2017 and 2016, the Company had no amounts outstanding under these arrangements. The Company may borrow up to $23,600,000 under these arrangements as of December 31, 2017.

26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.	INCOME TAXES

Income tax expense consists of the following:

	Years Ended December 31,
	2017	2016	2015

Current	$197,967	$162,219	$67,160
Deferred	(18,977)	1,643	30,045
Income tax expense	$178,990	$163,862	$97,205

Income tax differs from the amounts computed by applying the State of Alabama financial institutions excise tax statutory rate to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2017	2016	2015

Income tax expense at state statutory rate	$251,039	$247,566	$203,473
Nondeductible expenses	24,778	2,185	1,569
Other	(33,417)	3,401	(5,768)
Sales tax credits	(63,410)	(89,290)	(102,069)
Income tax expense	$178,990	$163,862	$97,205

Components of deferred tax assets and liabilities included in the consolidated balance sheets are as follows:

	December 31,
	2017	2016
Deferred tax assets:
Allowance for loan losses	$222,654	$200,990
Other real estate owned	2,893	-
Deferred retirement plan	73,221	73,565
Deferred rent	-	10,004
Available for sale securities	29,049	87,769
	327,817	372,328

Deferred tax liabilities:
Depreciation	(55,088)	(59,856)
	(55,088)	(59,856)

Net deferred tax assets	$272,729	$312,472

The federal and state income tax returns of the Company for 2014, 2015, and 2016 are subject to examination, generally for three years after they were filed.

27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.

The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,
	2017	2016

Commitments to extend credit	$36,319,000	$40,280,000
Standby letters of credit	1,556,000	1,270,000
	$37,875,000	$41,550,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

At December 31, 2017, the carrying amount of liabilities related to the Company’s obligation to perform under financial standby letters of credit was insignificant. The Company has not been required to perform on any financial standby letters of credit, and the Company has not incurred any losses on standby letters of credit for the years ended December 31, 2017 and 2016.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.	EMPLOYEE AND DIRECTOR BENEFIT PLANS

401(k) Profit Sharing Plan

The Company has a 401(k) profit sharing plan with two components. The first is the 401(k) component whereby substantially all employees participate in the plan, subject to certain eligibility requirements. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Company matches 100% of the first 3% contributed and 50% of the next 2% contributed by the employee to the Plan. The second is the profit sharing component in which the Company may make discretionary contributions that are set prior to the end of the plan year. Charges to operations for the Plan totaled $167,265, $168,176 and $152,515 for the years ended December 31, 2017, 2016 and 2015, respectively.

Supplemental Executive Benefits and Retirement Agreements

The Company has an Supplemental Executive Retirement Plan (the SERP) that is a nonqualified, executive benefit plan, which provides certain designated directors and former officers additional benefits in the future, usually at retirement, in return for continued satisfactory performance. The plan is funded through life insurance policies which are more fully described below. The Company has recorded a liability as of December 31, 2017 and 2016, amounting to $1,021,846 and $1,003,035, respectively, for the present value of the future benefits to be paid under the SERP. The expense charged to operations related to the SERP totaled $29,310, $62,620 and $62,174 in 2017, 2016 and 2015, respectively.

Cash Surrender Value of Life Insurance

Investments in bank-owned life insurance programs are recorded at their respective cash surrender values. These life insurance programs include endorsement split-dollar life insurance arrangements wherein the Company owns and controls the insurance policies. The Company has an agreement with the insured to split the policy benefits between the Bank and the insured designated beneficiary. The Company recognizes a liability and related compensation costs for endorsement split-dollar arrangements that provide a benefit to an employee that extends to postretirement periods. Future benefits are recognized as expense when incurred. The Company has accrued a liability of $104,632 and $103,801, which is included in other liabilities on the consolidated balance sheets at December 31, 2017 and 2016, respectively, for the split-dollar arrangements. The cash surrender value and net interest earned on the related policies amounted to $5,860,240 and $183,153, respectively, as of and for the year ended December 31, 2017, $5,929,988 and $162,945, respectively, as of and for the year ended December 31, 2016 and $5,767,043 and $158,532, respectively, as of and for the year ended December 31, 2015. During 2017, the Company received $252,901 in death proceeds from its life insurance policies.

Incentive Plans

The Company provides various incentive plans to its employees at all levels of the organization. Under the Company’s employee plan, all employees, with the exception of executive and senior officers, mortgage loan originators and commercial lenders, are eligible to receive a certain percentage of their base compensation in the form of a short-term cash incentive. Quarterly cash payouts under this plan are based upon the Bank’s overall annual profitability for the quarter as compared to quarterly budget projections. The expense recognized by the Company for this plan was $221,761, $209,493 and $187,648, respectively, for the years ended December 31, 2017, 2016 and 2015.

The Company provides a cash incentive plan for its commercial lending officers. These officers are eligible to receive short-term cash incentives based on their individual lending performance. Payouts under this plan are tied to the volume and timing of achieving certain levels of their annual loan production goals and are calculated using tiered percentages of the non-interest loan fee revenues generated. With the exception of certain recognition payments for superior performance at mid-year and at the end of the third quarter, payouts under this plan are made on an annual basis. This plan also provides for reductions in the payouts to the commercial lenders if certain credit quality standards are not maintained within their portfolio during the year. The expense recognized by the Company for this plan was $67,814 and $133,422 and $55,076, respectively, for the years ended December 31, 2017, 2016 and 2015.

29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.	EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Incentive Plans (Continued)

The Company provides a short-term cash incentive plan for its senior officers. Under this plan, senior officers are eligible to receive a certain percentage of their base salary that is determined annually based upon achieving certain key performance metrics for the year. This plan also provides for reductions in payouts to the senior officers if certain performance standards are not met during the year. The expense recognized by the Company for this plan was $47,611, $74,237 and $60,750, respectively, for the years ended December 31, 2017, 2016 and 2015.

The Company also provides a short-term and long-term incentive plan for its chief executive officer. The short-term incentive component is a cash bonus plan and is determined annually based upon whether certain key performance metrics were met for that year. For the years ended December 31, 2017, 2016 and 2015, $33,688, $20,684 and $64,897, respectively, was expensed to operations related to the short-term incentive plan. The long-term incentive component is a combination of stock appreciation rights in the form of “phantom” stock and equity-based awards in the form of restricted stock whereby the executive may receive such awards based upon whether certain key performance metrics were met for that year. These awards vest over a two-year period following the year (also known as the “performance period”) for which the awards were granted and are being expensed over the vesting period. For the year ended December 31, 2017, 46 share of restricted stock and 22.35 units of phantom stock, respectively, was awarded related to the long-term incentives for the 2016 performance period. For the year ended December 31, 2016, 48 shares of restricted stock and 23.6 units of phantom stock, respectively, was awarded related to the long-term incentives for 2015 performance period. For the year ended December 31, 2015, 31 shares of restricted stock and 16.06 units of phantom stock, respectively, was awarded related to the long-term incentives for the 2014 performance period. During 2017, the remaining amounts of the awards for the years ended December 31, 2017 and 2016 were expensed. The expense recognized by the Company for the long-term incentive plan was $58,525, $27,547 and $10,536, respectively, for the years ended December 31, 2017, 2016 and 2015.

The activity of shares of restricted stock granted in connection with the long-term incentive plan described above is as follows:

	Years Ended December 31,
	2017	2016	2015

Unvested restricted stock, beginning of year	48	$31	-
Granted	46	48	31
Vested	(94)	(31)	-
Forfeited	-	-	-
Unvested restricted stock, end of year	-	48	31

NOTE 11.	CONCENTRATIONS OF CREDIT RISK

The Company originates primarily commercial, residential, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. Seventy-seven percent of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. The other significant concentrations of credit by type of loan are set forth in Note 3.

The Company, according to regulatory restrictions, may not generally extend credit to any single borrower or group of related borrowers on a secured basis in excess of 20% of capital, as defined by banking regulations, or approximately $8,443,000 or on an unsecured basis in excess of 10% of capital, as defined by banking regulations, or approximately $4,222,000.

30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.	Regulatory Matters

State banking regulations place certain restrictions on the payment of dividends by the Bank to the Company. The total amount of dividends which may be paid by the Bank in any calendar year shall not exceed the total of its net earnings (as defined by banking regulations) of that year combined with its retained net earnings of the preceding two years. For 2018, the Bank will have approximately $3,769,000 of net retained earnings from the previous two years available for dividend payments to the Company plus its net earnings for 2018.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies under the Basel III capital framework. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Regulatory capital rules include a capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer must be composed entirely of Common Equity Tier 1 capital (CET1). When fully phased-in on January 1, 2019, the capital conservation buffer of 2.5% will be added on top of each of the minimum risk-based capital ratios. The implementation of the capital conservation buffer began phasing in on January 1, 2016 at the rate of 0.625% per year and will be phased-in by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019 as presented in the chart below. Banking institutions with risk-based capital ratios above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The minimum capital ratios (as established in 2015 under Basel III), including the phase-in of the capital conservation buffer through January 1, 2019, for capital adequacy purposes are as follows:

Year	Total Capital to Risk-Weighted Assets	Tier 1 Capital to Risk-Weighted Assets	CET1 Capital to Risk-Weighted Assets	Tier 1 Capital to Average Total Assets

2015	8.000%	6.000%	4.500%	4.000%
2016	8.625%	6.625%	5.125%	4.000%
2017	9.250%	7.250%	5.750%	4.000%
2018	9.875%	7.875%	6.375%	4.000%
2019	10.500%	8.500%	7.000%	4.000%

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total, Tier 1 and CET1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average total assets (leverage ratio), as defined. Management believes, as of December 31, 2017 and 2016, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table and not be subject to any formal enforcement action. There are no conditions or event since that notification that management believes have changed the Bank’s category.

31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.	Regulatory Matters (Continued)

The Bank’s actual capital amounts and ratios are presented in the following table.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes[1]		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2017:
Total Capital to Risk-Weighted Assets	$42,214	14.675%	$26,608	9.250%	$28,766	10.000%
Tier 1 Capital to Risk-Weighted Assets	$38,790	13.485%	$20,855	7.250%	$23,012	8.000%
CET1 Capital to Risk-Weighted Assets	$38,790	13.485%	$16,540	5.750%	$18,698	6.500%
Tier 1 Capital to Average Total Assets	$38,790	9.871%	$15,719	4.000%	$19,649	5.000%

As of December 31, 2016:
Total Capital to Risk-Weighted Assets	$40,234	14.159%	$24,509	8.625%	$28,416	10.000%
Tier 1 Capital to Risk-Weighted Assets	$37,143	13.071%	$18,826	6.625%	$22,733	8.000%
CET1 Capital to Risk-Weighted Assets	$37,143	13.071%	$14,563	5.125%	$18,470	6.500%
Tier 1 Capital to Average Total Assets	$37,143	10.080%	$14,739	4.000%	$18,424	5.000%

1 Includes the phase-in percentages for the capital conservation buffer.

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and Cash Equivalents: The carrying amount of these short-term instruments approximates fair value.

Securities: Where quoted prices are available in an active market, management classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include U.S. Government sponsored agency securities and state and municipal securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, those securities are classified in level 3.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.

Loans Held for Sale: The carrying amounts of loans held for sale approximates their fair value.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy (Continued)

Deposits: The carrying amounts of demand deposits, savings deposits, variable-rate certificates of deposit approximate their fair values. The fair value of fixed-rate certificates of deposit is based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

Other Borrowings: The fair value of fixed-rate other borrowings is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities. The fair values of the Company’s variable-rate other borrowings approximate their carrying values.

Interest Receivable and Interest Payable: The carrying amounts of interest receivable and interest payable approximate their fair value.

Off-Balance Sheet Instruments: The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

Assets Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

Fair Value Measurements at December 31, 2017 Using
		Quoted Prices	Significant
		In Active	Other	Significant
	Assets	Markets for	Observable	Unobservable
	Measured at	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Available for sale securities	$76,884,140	$-	$76,884,140	$-

Fair Value Measurements at December 31, 2016 Using
		Quoted Prices	Significant
		In Active	Other	Significant
	Assets	Markets for	Observable	Unobservable
	Measured at	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Available for sale securities	$67,789,254	$-	$67,789,254	$-

34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis

Under certain circumstances management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, 2017 and 2016, for which a nonrecurring change in fair value has been recorded:

	Carrying Value at December 31, 2017
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$2,335,586	$-	$-	$2,335,586
Other real estate owned	231,000	-	-	231,000
	$2,566,586	$-	$-	$2,566,586

	Carrying Value at December 31, 2016
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$3,249,653	$-	$-	$3,249,653
Other real estate owned	160,000	-	-	160,000
	$3,409,653	$-	$-	$3,409,653

Impaired Loans

Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less estimated selling costs if the loan is collateral dependent.

The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company generally determines the value of real estate collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for estimated costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

Impaired Loans (Continued)

As of December 31, 2017 and 2016, impaired loans had a carrying amount of $7,020,755 and $8,161,257, respectively, with a specific valuation allowance of $1,631,225 and $1,476,987. Of the $7,020,755 and $8,161,257 impaired loan portfolio at December 31, 2017 and 2016, respectively, $3,966,811 and $4,726,640 was carried at fair value as a result of charge-offs and specific valuation allowances that resulted in a net carrying value of $2,335,586 and $3,249,653. The remaining $3,053,944 and $3,434,617 was carried at cost, as the fair value of the collateral on these impaired loans exceeded the book value for each individual credit at December 31, 2017 and 2016, respectively. Charge-offs and changes in specific valuation allowances during 2017, 2016 and 2015 on impaired loans carried at fair value resulted in additional provision for loan losses of $243,213, $237,239 and $256,898, respectively.

Other Real Estate Owned

Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, are initially recorded at the lower of the loan’s carrying amount or the fair value less estimated costs to sell upon transfer of the loans to other real estate. Subsequently, other real estate is carried at the lower of carrying value or fair value less estimated costs to sell. Fair values are generally based on third party appraisals of the property and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.

Quantitative Disclosures for Level 3 Fair Value Measurements

The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2017 or 2016.

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2017, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input

Nonrecurring:
Impaired loans	$2,335,586	Appraisal	Appraisal discounts (%)	10-50%
Other real estate owned	231,000	Appraisal	Appraisal discounts (%)	10-20%

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2016, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input

Nonrecurring:
Impaired loans	$3,249,653	Appraisal	Appraisal discounts (%)	15-20%
Other real estate owned	160,000	Appraisal	Appraisal discounts (%)	5-10%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial instruments were as follows:

	December 31, 2017			December 31, 2016
	Carrying Amount	Fair Value	Fair Value Hierarchy	Carrying Amount	Fair Value	Fair Value Hierarchy
	(Dollars in Thousands)
Financial assets:
Cash and cash equivalents	$27,296	$27,296	Level 1	$16,321	$16,321	Level 1
Available for sale securities	76,884	76,884	Level 2	67,789	67,789	Level 2
Restricted equity securities	941	941	Level 3	1,123	1,123	Level 3
Loans held for sale	-	-	Level 3	1,299	1,299	Level 3
Loans, net	277,819	274,540	Level 3	273,941	272,696	Level 3
Interest receivable	1,251	1,251	Level 2	1,214	1,214	Level 2

Financial liabilities:
Deposits	$354,132	$354,159	Level 3	$327,679	$327,493	Level 3
Other borrowings	6,858	6,897	Level 3	12,558	12,667	Level 3
Interest payable	129	129	Level 2	163	163	Level 2

NOTE 14.	PARENT COMPANY ONLY FINANCIAL INFORMATION

The following information presents the condensed balance sheets of Southwest Banc Shares, Inc. as of December 31, 2017 and 2016 and the condensed statements of income and cash flows for each of the three years in the period ended December 31, 2017:

CONDENSED BALANCE SHEETS

	2017	2016
Assets
Cash	$212,229	$299,933
Investment in subsidiary	38,372,110	35,880,455
Income tax receivable	12,008	8,272

Total assets	$38,596,347	$36,188,660

Liabilities and stockholders’ equity
Note payable	$1,858,334	$2,558,334
Interest payable	3,712	5,800
Stockholders’ equity	36,734,301	33,624,526

Total liabilities and stockholders’ equity	$38,596,347	$36,188,660

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	PARENT COMPANY ONLY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF INCOME

	2017	2016	2015
Income
Dividends from subsidiary	$2,585,138	$82 2,059,595	$1,688,176
Interest income	-	15	61
	2,585,138	2,059,610	1,688,237

Expenses
Interest expense	75,352	82,984	85,162
Salaries and benefits	1,780	1,079	380
Professional fees	62,072	8,711	15,680
Merger-related expenses	320,520	-	-
Other operating expenses	57,470	34,496	32,385
	517,194	127,270	133,607
Income before income tax benefit and equity in undistributed income of subsidiary	2,067,944	1,932,340	1,554,630
Income tax benefit	12,008	8,272	8,680
Income before equity in undistributed income of subsidiary	2,079,952	1,940,612	1,563,310

Equity in undistributed income of subsidiary	1,603,191	1,704,227	1,469,832

Net income	$3,683,143	$3,644,839	$3,033,142

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	PARENT COMPANY ONLY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2017	2016	2015
OPERATING ACTIVITIES
Net income	$3,683,143	$3,644,839	$3,033,142
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiary	(1,603,191)	(1,704,227)	(1,469,832)
Net other operating activities	(5,823)	(292)	4,603

Net cash provided by operating activities	2,074,129	1,940,320	1,567,913

FINANCING ACTIVITIES
Repayment of note payable	(700,000)	(700,000)	(700,000)
Repurchase and retirement of common stock	-	(10)	-
Cash dividends paid	(1,461,833)	(1,211,878)	(874,704)

Net cash used in financing activities	(2,161,833)	(1,911,888)	(1,574,704)

Net increase (decrease) in cash	(87,704)	28,432	(6,791)

Cash at beginning of year	299,933	271,501	278,292

Cash at end of year	$212,229	$299,933	$271,501

NOTE 15.	BUSINESS COMBINATION

On October 24, 2017, the Company entered into a definitive agreement with The First Bancshares, Inc. and its subsidiary, The First, A National Banking Association, Hattiesburg, Mississippi (collectively “The First”), whereby the Company will merge with and into The First. Under the terms of the Agreement and Plan of Merger, The First will pay shareholders of the Company $60 million in transaction value consisting of approximately 60% in stock and 40% in cash. The merger is subject to various terms and customary conditions, including stockholder and regulatory approvals and is expected to close on March 1, 2018.

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